                                                                    EXHIBIT 4C.1

                        SENIOR NOTE AGREEMENTS AMENDMENT

                         PLUM CREEK TIMBER COMPANY, L.P.
                                999 Third Avenue
                            Seattle, Washington 98104

                                                        Dated as of May 31, 1996

To each of the Noteholders
         listed on Schedule I
         attached hereto

Dear Noteholder:

         WHEREAS, each of the purchasers of the Senior Notes and Plum Creek Timber Company, L.P., a Delaware limited partnership (the "Company"), entered into Senior Note Agreements dated as of May 31, 1989 (the "Original Senior Note Agreements") pursuant to which the Company issued $165,000,000 aggregate principal amount of its 11 1/8% Notes due June 8, 2007 (the "Senior Notes");

         WHEREAS, the Original Senior Note Agreements were amended and affected by (i) the Senior Note Agreement Amendment, Consent and Waiver dated as of January 1, 1991, (ii) a letter amendment dated April 22, 1993, (iii) a Senior Note Agreement Amendment dated as of September 1, 1993 and (iv) a Senior Note Agreement Amendment dated as of May 20, 1994 (collectively the "Amendments," the Original Senior Note Agreements, as amended by the Amendments, the "Senior Note Agreements");

         WHEREAS, Senior Notes in the aggregate principal amount of $145,200,000 remain outstanding and are held by the holders thereof (individually a "Noteholder", and collectively the "Noteholders") in the aggregate principal amount for each Noteholder shown opposite the name of such Noteholder on
Schedule I;

         WHEREAS, the Company and the Noteholders wish to enter into this agreement (this "Agreement") in order to further amend certain provisions of the Senior Note Agreements;

         NOW, THEREFORE, the Company hereby agrees with each Noteholder as follows:

11 1/8% Senior Note Agreements Amendment
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SECTION 1.        DEFINITIONS.

                  All capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to them in the Senior Note Agreements.

SECTION 2.        AMENDMENTS TO THE SENIOR NOTE AGREEMENTS.

         2.1      AMENDMENTS TO PARAGRAPH 10B OF THE SENIOR NOTE AGREEMENTS.

                  The definition of the term "Pro Forma Free Cash Flow" contained in paragraph 10B of the Senior Note Agreements is hereby amended in its entirety to read as follows:

                  " 'Pro Forma Free Cash Flow' as of any date shall mean (i) net income of the Company and its Restricted Subsidiaries on a combined basis (excluding (a) gain on the sale of any Capital Asset, (b) noncash items of income, and (c) any distributions or other income received from, or equity of the Company or any Restricted Subsidiary in the earnings of, any entity which is not a Restricted Subsidiary) for the period of four consecutive fiscal quarters immediately prior to such date (such period of four consecutive fiscal quarters being the "Measurement Period"), determined in accordance with generally accepted accounting principles plus depreciation, depletion, amortization and other noncash charges, interest expense on Debt and provision for income taxes, minus (ii) capital expenditures made by the Company and its Restricted Subsidiaries during the Measurement Period, to maintain their respective operations; provided, however, if (A) the Company or a Restricted Subsidiary is acquiring a Restricted Subsidiary or assets and (B) Pro Forma Free Cash Flow is being determined in connection therewith, such Restricted Subsidiary shall be considered to have been a Restricted Subsidiary during the entire Measurement Period and such assets shall be considered to have been owned by the Company during the entire Measurement Period if net income attributable to such Restricted Subsidiary or such assets (as the case may be) for the entire Measurement Period is readily determinable and confirmed pursuant to an audit or a certification prepared in good faith by the Company's chief financial officer; further provided, however, that portion of Pro Forma Free Cash Flow allocable to such Restricted Subsidiary or assets shall be reduced on a pro rata basis to the extent Timber has been harvested by such Restricted Subsidiary or from such assets during the Measurement Period at a rate greater than the rate at which the Company has harvested Timber from its Timberlands during the Measurement Period, as certified in good faith by the chief financial officer of the Company; and finally provided, however, if Pro Forma Free Cash Flow is being determined for any Measurement Period and a Restricted Subsidiary or assets have been sold or otherwise disposed of at any time during such Measurement Period by the Company or any Restricted Subsidiary, such Restricted Subsidiary shall not be considered to have been a Restricted Subsidiary during any part of such Measurement Period and such assets shall

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         not be considered to have been owned by the Company during any part of such Measurement Period, and the net income that otherwise would have been attributable to such Restricted Subsidiary or asset during such Measurement Period shall be certified in good faith by the chief financial officer of the Company.".

                  2.2      AMENDMENTS TO PARAGRAPH 11C OF THE SENIOR NOTE
                           AGREEMENTS.

                  Paragraph 11C of the Senior Note Agreements is hereby amended in its entirety to read as follows:

                  "11C. Consent to Amendments. This Agreement (including, without limitation, paragraph 5, paragraph 6 and clauses (iii) through
         (xvi) of paragraph 7A) may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to, any Note, or affect the time, amount or allocation of prepayments required pursuant to paragraph 4A or alter or amend the right of any Significant Holder to declare all of the Notes held by such Significant Holder to be due and payable in accordance with the provisions of paragraph 7A, or reduce the proportion of the principal amount of the Notes required with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.".

SECTION 3.        REPRESENTATIONS AND WARRANTIES.

                  The Company represents and warrants as follows:

         3.1      NO DEFAULT.

                  No Default or Event of Default has occurred and is continuing.

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         3.2      ORGANIZATION.

                  The Company is a limited partnership duly organized, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite partnership power and authority to own and operate its properties, to conduct its business as now conducted and as proposed to be conducted and to enter into this Agreement.

         3.3      QUALIFICATION.

                  The Company is duly qualified or registered for transaction of business and in good standing as a foreign limited partnership in each jurisdiction in which the failure so to qualify or be registered would have a material adverse effect on the business, property or assets, condition or operations of the Company, or on the ability of the Company to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated hereby, the Senior Note Agreements or the Senior Notes.

         3.4      CHANGES, ETC.

                  Except as contemplated by this Agreement, since June 30, 1995, the date of the most recent combined financial statements of the Company, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (b) there has not been any material adverse change in the business, properties or assets, condition (financial or otherwise) or operations of the Company.

         3.5      ACTIONS PENDING.

                  There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, or any properties or rights of the Company, by or before any court, arbitrator or administrative or governmental body which questions the validity of this Agreement, or any action taken or to be taken pursuant to this Agreement, which would be reasonably likely to result in any material adverse change in the business, properties or assets, coalition or operations of the Company, or in the inability of the Company to perform its obligations under this Agreement, the Senior Note Agreements or the Senior Notes, following the effectuation of the transactions described herein.

         3.6      COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

                  The Company is not in violation of any provision of the Partnership Agreement or of any term of any agreement or instrument to which it is a party or by which it or any of its properties is bound or any term of any applicable law, ordinance, rule or regulation of any

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governmental authority or any term of any applicable order, judgment or decree of any court arbitrator or governmental authority, the consequences of which violation would be reasonably likely to have a material adverse effect on its business, properties or assets, condition (financial or otherwise) or operations or on the ability of the Company to perform its obligations under this Agreement. or, after giving effect to the transactions contemplated hereby, the performance of the Senior Note Agreements or the Senior Notes, and the execution, delivery and performance by the Company of this Agreement, or, after giving effect to the transactions contemplated hereby, the Senior Note Agreements or the Senior Notes will not result in any violation of or be in conflict with or constitute a default under any such term or result in the creation of (or impose any obligation on the Company to create) any Lien upon any of the properties or assets of the Company, pursuant to any such term except for Liens permitted by paragraph 6B(l) of the Senior Note Agreements; and there is no such term which materially adversely affects or in the future would be likely to materially adversely affect the business, properties or assets, condition or operations of the Company or the ability of the Company to perform its obligations under this Agreement, or, after giving effect to the transactions contemplated hereby, the Senior Note Agreements or the Senior Notes.

         3.7      GOVERNMENTAL CONSENT.

                  No consent, approval or authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by the Company of this Agreement, or, after giving effect to the transactions contemplated hereby, the Senior Note Agreements or the Senior Notes.

         3.8      AUTHORIZATION; ENFORCEABILITY.

                  This Agreement has been duly authorized by all requisite action and duly executed and delivered by authorized officers of the General Partner of the Company, and the Senior Note Agreements and the Senior Notes, as amended and affected by this Agreement, are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar law affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law).

         3.9      DISCLOSURE.

                  Neither this Agreement nor any other document, certificate or statement furnished in writing to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company which materially adversely affects or in the future may (so far as the Company can now reasonably foresee)

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materially adversely affect the business, property or assets, condition or results of operations of the Company and which has not been set forth in this Agreement, or in the other documents, certificates and statements furnished in writing to you by or on behalf of the Company, prior to the date hereof in connection with the transactions contemplated hereby.

SECTION 4.        MISCELLANEOUS.

         4.1      CONTINUITY AND INTEGRATION OF AGREEMENTS.

                  Upon the effectiveness of this Agreement, the Senior Note Agreements and the Senior Notes, as amended and affected by this Agreement, shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto, and the Senior Note Agreements and this Agreement shall be deemed to be and are construed as a single agreement.

         4.2      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement, and the transfer of any Senior Note by a holder thereof. Such representations and warranties may be relied upon by any Transferee of a Senior Note from a holder thereof.

         4.3      EFFECTIVENESS.

                  This Agreement shall become effective upon its execution and delivery by the Company and (a) in the case of the amendments set forth in paragraph 2.1, the Required Holders, and (b) in the case of the amendments set forth in paragraph 2.2, the Noteholders holding 100% of the outstanding Senior Notes as indicated on Schedule I hereto. Upon the effectiveness of this Agreement all of the Senior Note Agreements shall be amended as set forth in paragraph 2.1, paragraph 2.2 or both, depending upon the percentage of Noteholders agreeing thereto by the execution of this Agreement, and thereafter, all references to, and actions taken or omitted to be taken in connection with, the Senior Note Agreements (including, without limitation, all references to the Senior Note Agreements in the Senior Notes) shall mean and be a reference to the Senior Note Agreements as amended by this Agreement.

         4.4      SUCCESSORS AND ASSIGNS.

                  All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

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         4.5      DESCRIPTIVE HEADINGS.

                  The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         4.6      COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         4.7      GOVERNING LAW.

                  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

//                IN WITNESS WHEREOF, the parties hereto have executed this
Agreement to be effective as of the date first above written.

                             PLUM CREEK TIMBER COMPANY,  L.P.

                             By:  Plum Creek Management Company, L.P.,
                                  General Partner

                             By:  /s/ Diane M. Irvine
                                  -----------------------------------------
                                  Name:  Diane M. Irvine
                                  Title: Vice President and Chief Financial
                                         Officer

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                              ALLSTATE LIFE INSURANCE COMPANY

                              By:      /s/ Patricia W. Wilson
                                       ---------------------------------
                              Title:   Authorized Signatory

                              By:      /s/ Steven M. Laude
                                       ---------------------------------
                              Title:   Authorized Signatory

                              ALLSTATE LIFE INSURANCE COMPANY OF
                                   NEW YORK

                              By:  /s/ Patricia W. Wilson
                                       ---------------------------------
                              Title:   Authorized Signatory

                              By:  /s/ Steven M. Laude
                                       ---------------------------------
                              Title:   Authorized Signatory

                              AMERICAN MUTUAL LIFE
                                   INSURANCE COMPANY
                              (formerly Central Life Assurance Company)

                              By:  /s/ Roger D. Fors
                                       ---------------------------------
                              Title:   VP - Investment Mgt & Research

                              FARM BUREAU LIFE INSURANCE COMPANY

                              By:  /s/ Richard D. Warming
                                       ---------------------------------
                              Title:   Vice President
                                       Chief Investment Officer

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                            FBL INSURANCE COMPANY

                            By:  /s/ Richard D. Warming
                                 -------------------------------------
                            Title:   Vice President
                                     Chief Investment Officer

                            FIRST COLONY LIFE INSURANCE COMPANY

                            By:  /s/ George D. Vermilya, Jr.
                                 -------------------------------------
                            Title:   Associate Vice President

                            JOHN HANCOCK MUTUAL LIFE INSURANCE
                                 COMPANY

                            By:  /s/ Stephen A. MacLean
                                 -------------------------------------
                            Title:   Senior Investment Officer

                            JOHN HANCOCK VARIABLE LIFE INSURANCE
                                 COMPANY

                            By:  /s/ Stephen A. MacLean
                                 -------------------------------------
                            Title:   Vice President - Investments

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                             MASSACHUSETTS MUTUAL LIFE INSURANCE
                                  COMPANY

                             By:  /s/ Richard C. Morrison
                                 -------------------------------------
                             Title:   Managing Director

                             MELLON BANK, N.A., solely in its capacity as Trustee for the AT&T MASTER PENSION TRUST, (as directed by John Hancock Mutual life Insurance Company), and not in its individual capacity

                             By:  /s/ Allan M. Seaman
                                 -------------------------------------
                             Title:   Associate Counsel

                             MELLON BANK, N.A., solely in its capacity as Trustee for the NYNEX MASTER PENSION TRUST, (as directed by John Hancock Mutual life Insurance Company), and not in its individual capacity

                             By:      /s/ Allan M. Seaman
                                 -------------------------------------
                             Title:   Associate Counsel

                             MODERN WOODMEN OF AMERICA

                             By:      /s/ Nick S. Coin
                                 -------------------------------------
                             Title:   Supervisor, Securities Division

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                             THE PRUDENTIAL INSURANCE COMPANY
                                   OF AMERICA

                             By:      /s/ Ray G. Kennedy
                                   ----------------------------------------
                             Title:   Vice President

                             TEACHERS INSURANCE AND ANNUITY
                                   ASSOCIATION OF AMERICA

                             By:      /s/ Angela Brock-Kyle
                                   ----------------------------------------
                             Title:   Associate Director-Private Placements

                             WOODMEN ACCIDENT AND LIFE COMPANY

                             By:      /s/ Michael F. Wilder
                                   ----------------------------------------
                             Title:   Senior Vice President
                                         and Treasurer

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                                                                      SCHEDULE I

                             SCHEDULE OF NOTEHOLDERS

                                                                            Principal Amount of
                                                                               Senior Notes
Noteholder                                                                  Held as of 5/31/96
- ----------                                                                  -------------------
Allstate Life Insurance Company                                               $  8,800,000
Allstate Life Insurance Company of New York                                      1,760,000
American Mutual Life Insurance Company                                           2,640,000
(formerly Central Life Assurance Company)
Farm Bureau Life Insurance Company                                               1,760,000
FBL Insurance Company                                                            2,640,000
First Colony Life Insurance Company                                              4,400,000
John Hancock Mutual Life Insurance Company                                      27,720,000
John Hancock Variable Life Insurance Company                                     1,320,000
Massachusetts Mutual Life Insurance Company                                      8,880,000
Mellon Bank, N.A., as Trustee for AT&T Master Pension Trust                        880,000
Mellon Bank, N.A., as Trustee for NYNEX Master Pension Trust                       880,000
Modern Woodmen of America                                                        2,200,000
The Prudential Insurance Company of America                                     69,520,000
Teachers Insurance and Annuity Association of America                           11,000,000
Woodmen Accident and Life Company                                             $    880,000
                                                                              ------------
                  Aggregate Principal Amount of Senior Notes                  $145,200,000
//

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